EXHIBIT 99.1

Certain Relationships and Related Party Transactions

Robert S. Hekemian, Chairman of the Board and Chief Executive Officer of the Trust, and his sons, Robert S. Hekemian, Jr., Bryan S. Hekemian and David B. Hekemian, are the sole shareholders of Hekemian and Co.  Robert S. Hekemian holds a 0.2% interest in Hekemian & Co.  The balance of the interests in Hekemian & Co. are held by Robert S. Hekemian, Jr., Bryan Hekemian and David Hekemian.  Robert S. Hekemian is currently the Chairman of the Board of Hekemian & Co.  Each of Robert S. Hekemian’s sons and his brother-in-law are also officers of Hekemian & Co. and serve in the positions set forth opposite their names.

Robert S. Hekemian, Jr. (son) - President

Bryan S. Hekemian (son) - Vice President and Secretary

David B. Hekemian (son) - Vice President and Treasurer

Serge Krikorian (brother-in-law) - Vice President-Insurance Department

On April 10, 2002, the Trust and Hekemian & Co. entered into a new Management Agreement, effective as of November 1, 2001, replacing the Management Agreement dated December 20, 1961, as extended.  The initial term of the new Management Agreement ran from October 1, 2001 to October 31, 2003.  The term of the Management Agreement automatically renewed on October 31, 2003 for another two (2) year period through October 31, 2005 and automatically renewed on October 31, 2005 for another two (2) year period.  The Trust may terminate the Management Agreement (i) without cause upon one (1) year’s prior written notice, (ii) for cause if Hekemian & Co. has not cured an event of default within thirty (30) days of receipt of notice of termination from the Trust, or (iii) in the event of an acquisition of the Trust where the Trust ceases to effectively exist as an operating entity.  The Management Agreement provides for a termination fee in the event of a termination by the Trust without cause or following an acquisition of the Trust.

Under the Management Agreement, Hekemian & Co. serves as Managing Agent for the Trust and the Trust’s properties which the Trust owned on November 1, 2001.  The Trust may retain Hekemian & Co. or other managing agents to manage its properties acquired after November 1, 2001 and to perform various other duties such as sales, acquisitions, and development with respect to any or all of the Trust’s properties.  However, Hekemian & Co. currently manages all properties, except for the Grande Rotunda.  Hekemian & Co. is not the exclusive advisor for the Trust to locate and recommend to the Trust investments deemed suitable for the Trust, and it is not required to offer potential acquisition properties exclusively to the Trust before acquiring those properties for Hekemian & Co.’s own account or for others, including shareholders and employees of Hekemian & Co.

The Trust retained Hekemian & Co. to manage the Preakness Shopping Center which was acquired on November 1, 2002 by WaynePSC, LLC, a New Jersey limited liability company (“WaynePSC”), an affiliate of the Trust, and the Damascus Shopping Center which was acquired on July 31, 2003 by Damascus Centre, LLC, a limited liability company in which the Trust owns a seventy percent (70%) equity interest.  In fiscal 2004, the Trust retained Hekemian & Co. to manage The Pierre Towers, an apartment complex acquired on April 15, 2004 by S And A Commercial Limited Partnership (“S&A”), a limited partnership in which the Trust owns a sixty-five percent (65%) equity interest.  In fiscal 2005, although the Trust did not retain Hekemian & Co. to manage the Rotunda, a mixed use (office/retail) property in Baltimore, Maryland, which was acquired in July 2005 by Grande Rotunda, LLC (“Grande Rotunda”), a limited liability company in which the Trust owns a sixty percent (60%) equity interest, the Trust did retain Hekemian & Co. to provide supervisory and management services.

Pursuant to the terms of the Management Agreement, the Trust pays Hekemian & Co. certain basic management fees, mortgage fees, administrative fees, other miscellaneous fees and leasing commissions as compensation for its services.  The Management Agreement includes a detailed schedule of such fees and commissions for those services which the Managing Agent may be called upon to perform.  During the fiscal year ended October 31, 2006, the Trust paid or accrued to Hekemian & Co. management fees in the approximate aggregate amount of $1,577,000, which includes the management fees described in more detail below, development and construction fees in connection with The Boulders at Rockaway, New Jersey, in the approximate aggregate amount of $532,600 and leasing fees in the approximate aggregate amount of $190,000.

From time to time, the Trust engages Hekemian & Co. to provide certain additional services, such as consulting services related to development and financing activities of the Trust.  Separate fee arrangements are negotiated between the Trust and Hekemian & Co. with respect to such services.  The Trust also reimburses Hekemian & Co. for the salaries, payroll taxes, insurance costs and certain other costs of personnel employed at the Trust’s properties by Hekemian & Co. on behalf of the Trust.

The Trust’s investments in real estate may be in the form of wholly owned fee interests or, if the circumstances warrant, joint venture interests.  From time to time, in order to diversify risk, rather than acquire wholly owned fee interests in real estate, the Trust will invest in a joint venture with other parties and the joint venture will acquire the real estate.  The Trust has invested in joint ventures with employees and affiliates of Hekemian & Co. and Trustees of the Trust.  To the extent that the Trust invests in real estate requiring development and potentially more risk in order to reach its investment objectives, it may make such investments on a joint venture basis in order to diversify risk.

The Trust owns a sixty percent (60%) equity interest in and is the managing member of Grande Rotunda.  Rotunda 100, LLC, a New Jersey limited liability company owns a forty percent (40%) interest in Grande Rotunda.  Members of the immediate family of Robert S. Hekemian and other employees of Hekemian & Co. have majority managing control in Rotunda 100, LLC.  In July 2005, Grande Rotunda completed the acquisition of The Rotunda, a mixed-use (office/retail) property in Baltimore, Maryland.  The purchase price of this property was approximately $31 million (inclusive of transaction costs), which was financed in part from an acquisition loan in the amount of $22.5 million, and the balance in cash contributed by the members of Grande Rotunda in proportion to their membership interests.  As an incentive to the employees of Hekemian & Co. to identify and provide real estate investment opportunities for the Trust, the Trust agreed to advance to the employees of Hekemian & Co., who are members of Rotunda 100, LLC (including certain members of the immediate family of Robert S. Hekemian), fifty percent (50%) of the amount of the equity capital required to be contributed by them to Rotunda 100, LLC in connection with the acquisition of Grande Rotunda.  During the fiscal year ended October 31, 2005, the Trust loaned an aggregate amount of $1.7 million to those Hekemian & Co. employees (including $1.5 million to certain members of the immediate family of Robert S. Hekemian) with respect to their equity capital contributions.  These loans bear a floating rate of interest of LIBOR (London Inter-Bank Offered Rate) plus 225 basis points adjusted quarterly and are secured by such employees’ membership interests in Rotunda 100, LLC. During the fiscal year ended October 31, 2006, accrued and unpaid interest under the notes aggregated approximately $118,000.

The Trust owns a seventy percent (70%) membership interest in Damascus Centre, LLC which is the owner of the Damascus Shopping Center in Damascus, Maryland.  During fiscal 2005, the Trust’s Board, in order to incentivize employees of Hekemian & Co., authorized an investor group, comprised principally of Hekemian employees (including certain members of the immediate family of Robert S. Hekemian) (“Hekemian Group”), to acquire a thirty percent (30%) equity interest in Damascus Centre, LLC.  The sale of equity to the Hekemian Group was completed on October 31, 2006, at a sales price of $3,224,000, of which the Trust financed approximately $1,451,000.  The Trust agreed to advance to the Hekemian Group up to fifty percent (50%) of the amount of the equity purchase price required to be paid by them (including $1.3 million to certain members of the immediate family of Robert S. Hekemian).  These advances were in the form of secured loans that bear interest that floats at 225 basis points over LIBOR, in effect from time-to-time.  During the fiscal year ended October 31, 2006, Damascus Centre, LLC paid Hekemian & Co. $55,000 in management fees, which is included in the $1,577,000 mentioned above.

The Trust owns a forty percent (40%) membership interest in Westwood Hills, LLC (“Westwood Hills”) which is the owner of a 210 unit residential apartment complex in Westwood, New Jersey.  In addition, certain Trustees (Robert S. Hekemian, Donald W. Barney, Herbert C. Klein, Esq. and Ronald J. Artinian) and members of the immediate families of certain Trustees (Robert S. Hekemian and Herbert C. Klein, Esq.) beneficially own thirty-five percent (35%) of the membership interests in Westwood Hills.  Pursuant to the terms of an operating agreement, the Trust is the Managing Member of Westwood Hills.  Hekemian & Co. currently serves as the Managing Agent for Westwood Hills.  During the fiscal year ended October 31, 2006, Westwood Hills paid Hekemian & Co. $168,000 in management fees, which is included in the $1,577,000 mentioned above.

The Trust owns a forty percent (40%) equity interest in WaynePSC.  H-TPKE, LLC, a New Jersey limited liability company, acquired a sixty percent (60%) equity interest in WaynePSC.  Members of the immediate family of Robert S. Hekemian who are also officers of Hekemian & Co. and other employees of Hekemian & Co. control approximately seventy-three (73%) of the membership interests in H-TPKE, LLC.  The Trust is the Managing Member of WaynePSC.  WaynePSC owns a 323,000 +/- sq. ft. community shopping center located in Wayne, New Jersey, known as the Preakness Shopping Center.  Hekemian & Co. is the Managing Agent for the Preakness Shopping Center.  During the fiscal year ended October 31, 2006, WaynePSC paid Hekemian & Co. an annual property management fee in the approximate amount of $228,000, which is included in the $1,577,000 mentioned above, and leasing fees in the amount of $32,000.

The Trust owns a sixty-five percent (65%) equity interest in and is the managing and general partner of S&A.  The remaining thirty-five percent (35%) of equity interests in S&A are owned by members of the immediate family of Robert S. Hekemian, who are also officers of Hekemian & Co. and by other employees of Hekemian & Co. and/or affiliates of Hekemian & Co.  The Trust, in accordance with its investment policy, allowed the minority owners of S&A to make a cash contribution to S&A of approximately $1.3 million that increased their ownership interest in S&A from approximately twenty-five percent (25%) to thirty-five percent (35%).  This additional investment, which approximates market value, was made in February 2005.  On April 15, 2004, S&A purchased The Pierre Towers, a residential apartment complex located in Hackensack, New Jersey.  During the fiscal year ended October 31, 2006, Pierre Towers, LLC on behalf of S&A paid Hekemian management fees in the amount of $291,000, which is included in the $1,577,000 mentioned above.